                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement          [_] Confidential, for use of the
                                              Commission only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         CALIFORNIA PIZZA KITCHEN, INC.
                (Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                   [LOGO OF CALIFORNIA PIZZA KITCHEN, INC.]

                        CALIFORNIA PIZZA KITCHEN, INC.
                    6053 West Century Boulevard, 11th Floor
                      Los Angeles, California 90045-6430

                               ---------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 1, 2001

                               ---------------

Dear Shareholder:

   You are invited to attend the Annual Meeting of the Shareholders of California Pizza Kitchen, a California corporation ("CPK" or the "Company"), which will be held on Tuesday, May 1, 2001 at 10:00 AM, in the Gateway Ballroom in the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, for the following purposes:

     1. To elect a board of directors. Our management has nominated the following individuals for election at the meeting: Harold O. Rosser, Frederick R. Hipp, Larry S. Flax, Richard L. Rosenfield, Bruce C. Bruckmann, Fortunato N. Valenti, Brian P. Friedman, and Charles G. Phillips.

     2. To approve an amendment to our 1998 Stock-Based Incentive
  Compensation Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 30, 2001.

     4. To transact such other business as may properly come before the meeting.

   Shareholders of record at the close of business on March 27, 2001 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at our offices.

   Your attention is directed to the accompanying proxy statement. We invite all shareholders to attend the annual meeting. To ensure that your shares will be voted at this meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You can also vote your shares over the Internet or by telephone. Voting instructions for Internet and telephone voting are printed on the proxy card. If you attend this meeting, you may vote in person, even though you have sent in your proxy.

   Accompanying this notice and proxy statement is a copy of our 2000 annual report to shareholders.

                                       By Order of the Board of Directors,

                                       /s/ H.G. Carrington, Jr.
                                       ---------------------------------------
                                       H.G. Carrington, Jr.
                                       Executive Vice President and Chief
                                        Financial Officer

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Los Angeles, California
March 30, 2001

                   [LOGO OF CALIFORNIA PIZZA KITCHEN, INC.]

                        CALIFORNIA PIZZA KITCHEN, INC.
                    6053 West Century Boulevard, 11th Floor
                      Los Angeles, California 90045-6430

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 1, 2001

   The accompanying proxy is solicited by the board of directors of California Pizza Kitchen, Inc., a California corporation (referred to herein as the "Company" or in the first person notations "we," "our" or "us"), for use at our 2001 Annual Meeting of Shareholders to be held on Tuesday, May 1, 2001, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this proxy statement is March 30, 2001, the approximate date on which we first sent or gave this proxy statement and the accompanying form of proxy to shareholders.

General information

   Annual Report. An annual report on Form 10-K for the fiscal year ended December 31, 2000 is enclosed with this proxy statement.

   Voting Securities. Only shareholders of record as of the close of business on March 27, 2001 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 18,277,001 shares of our common stock, par value $0.01 per share, issued and outstanding. Shareholders may vote in person or by proxy. Each holder of shares of our common stock is entitled to one (1) vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

   Solicitation of Proxies. We will bear the cost of soliciting proxies. We may solicit shareholders through our regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We also may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

   Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction of the shareholder. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals. A shareholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

   Shareholders also have the choice of voting over the Internet or using a toll-free telephone number. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record to see which options are available to you. The Internet and telephone voting facilities for shareholders of record will close at 12:01 a.m. EST on May 1, 2001. The Internet and telephone voting procedures are designed to authenticate you as a shareholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS

   Director Nominees. The table below sets forth the Company's directors, and certain information, as of March 20, 2001, with respect to age and background.

                                                                                   Director
   Name                     Age                      Position                       Since
   ----                     ---                      --------                      --------
   Larry S. Flax........... 58  Co-Chairman of the Board of Directors and Director   1985

   Richard L. Rosenfield...  55 Co-Chairman of the Board of Directors and Director   1985

   Frederick R. Hipp.......  50 Chief Executive Officer, President and Director      1998

   Harold O. Rosser........  52 Director                                             1997

   Bruce C. Bruckmann......  47 Director                                             1997

   Fortunato N. Valenti....  53 Director                                             1997

   Brian P. Friedman.......  45 Director                                             1997

   Charles G. Phillips.....  52 Director                                             2000

   Larry S. Flax, a co-founder, has served as Co-Chairman of the Board of Directors since our formation in October 1985. From 1985 to 1996, Mr. Flax also served as Co-Chief Executive Officer. Prior to founding our company, he practiced law as a principal in Flax and Rosenfield, Inc. after serving as an Assistant United States Attorney, Department of Justice and Assistant Chief of Criminal Division and Chief, Civil Rights Division of the United States Attorney's Office in Los Angeles. Mr. Flax also serves on the board of directors of Arden Realty, Inc.

   Richard L. Rosenfield, a co-founder, has served as Co-Chairman of the Board of Directors since our formation in October 1985. From 1985 to 1996, Mr. Rosenfield also served as Co-Chief Executive Officer. Prior to founding our company, he practiced law as a principal of Flax and Rosenfield, Inc. after serving with the Department of Justice, Criminal Division, Appellate Section in Washington, D.C. and as an Assistant United States Attorney, Special Prosecutions Section of the Criminal Division, in Los Angeles. Mr. Rosenfield also serves on the board of directors of Callaway Golf Company.

   Frederick R. Hipp has served as Chief Executive Officer and President since January 1998 and as a Director since February 1998. From 1980 to 1997, Mr. Hipp was employed by Houlihan's Restaurant Group, in Kansas City, Missouri, where he most recently served as President and Chief Executive Officer. From 1978 to 1980, Mr. Hipp was President of Restaurant Data Systems in Dallas, Texas where he consulted with major hotel and restaurant chains on financial and restaurant operations. From 1972 to 1978, Mr. Hipp worked for Steak & Ale Restaurants in Dallas, Texas where he last served as the Director of Restaurant Systems and Administration. Mr. Hipp serves on the board of directors of Acapulco/El Torito Restaurants.

   Harold O. Rosser has served as a Director since September 1997. Since 1995, Mr. Rosser has been a managing director of the investment firm of Bruckmann, Rosser, Sherrill & Co., Inc., the management company for Bruckmann, Rosser, Sherrill & Co., L.P., which, together with its affiliates, is an approximate 12.4% shareholder in our company. Mr. Rosser serves on numerous boards of directors including those of O'Sullivan Industries, Inc., American Paper Group, Inc., Acapulco/El Torito Restaurants and Penhall International, Inc.

   Bruce C. Bruckmann has served as a Director since September 1997. Since 1995, Mr. Bruckmann has been a managing director of the investment firm of Bruckmann, Rosser, Sherrill & Co., Inc., the management company for Bruckmann, Rosser, Sherrill & Co., L.P., which, together with its affiliates, is an approximate 12.4% shareholder in our company. Mr. Bruckmann serves on numerous boards of directors including those of Mohawk Industries, Inc., AmeriSource Health Corporation, Chromcraft Revington Corporation, Jitney-Jungle Stores of America, Inc., Town Sports International, Inc., Anvil Knitwear, Inc., Mediq Incorporated, Acapulco/El Torito Restaurants and Penhall International, Inc.

   Fortunato N. Valenti has served as a Director since September 1997, and briefly served as our Chief Executive Officer from mid-1997 to January 1998. Since 1994, Mr. Valenti has been the President and Chief Executive Officer of Restaurant Associates, Corp. Mr. Valenti also serves on the boards of directors of Papa Gino's pizza chain, Au Bon Pain Corporation and Acapulco/El Torito Restaurants.

   Brian P. Friedman has served as a Director since October 1997. Since 1994, Mr. Friedman has been the President of ING Furman Selz Investments, a private equity investment firm. Furman Selz SBIC Investments LLC, of which Mr. Friedman is the president, is the general partner in Furman Selz SBIC, L.P. which is an approximate 3% shareholder in our company. Mr. Friedman also serves on the boards of directors of Acapulco/El Torito Restaurants, BricsNet N.V., StarBand Communications, Inc., Cognitive Arts, Inc., IDB Carries B.V. and Net Schools, Inc. Mr. Friedman also serves on the boards of managers of Apartment MediaWorks LLC, Beacon Industrial Group LLC and Stagebill LLC.

   Charles G. Phillips has served as a Director since November 2000. Since 1991, Mr. Phillips has been a managing director of the merchant banking firm of Gleacher & Co. Prior to joining Gleacher & Co., Mr. Phillips was a member of Morgan Stanley's Investment Banking Operating Committee and, in 1985, founded that firm's high yield business. Mr. Phillips has been a director of several public companies and private investment funds.

   Currently, all directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. There are no family relationships among our directors and officers.

   During the fiscal year ended December 31, 2000, our board of directors held three meetings. Except as set forth below, each director serving on the board of directors in fiscal year 2000 attended at least 75% of the meetings of the board of directors and the committees on which he served. Our director, Fortunato N. Valenti, attended all three board meetings, but was unable to attend either audit committee meeting.

   Our board of directors has two standing committees: an audit committee and a compensation committee.

   The audit committee's function is to review our annual financial statements with our independent accountants and management, review the scope and results of the examination of our financial statements by the independent accountants, approve all professional services performed by the independent accountants and related fees, recommend the retention or replacement of the independent accountants and periodically review our accounting policies and internal accounting and financial controls. The three directors who are members of this committee are Fortunato N. Valenti, Brian P. Friedman and Charles G. Phillips, all of whom are "independent" as required by applicable NASD listing standards. This committee met two times during the fiscal year ended December 31, 2000. The audit committee is governed by a written charter approved by our board of directors, a copy of which is included as Appendix A to this proxy statement. A more complete description of the committee's functions are set forth in the charter.

   The compensation committee's function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. The members of this committee are Harold O. Rosser, Bruce C. Bruckmann and Brian P. Friedman. This committee met one time during the fiscal year ended December 31, 2000. For additional information concerning the compensation committee, see "Report Of the Compensation Committee of the Board of Directors on Executive Compensation."

   Management's nominees for election at the annual meeting of shareholders to the board of directors are Bruce C. Bruckmann, Larry S. Flax, Brian P. Friedman, Frederick R. Hipp, Charles G. Phillips, Richard L. Rosenfield, Harold O. Rosser, and Fortunato N. Valenti. If elected, the nominees will serve as directors until our annual meeting of shareholders in 2002, and until their successors are duly elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate.

Vote required and board of directors' recommendation

   If a quorum is present and voting, the eight nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote.

   Our board of directors unanimously recommends a vote "FOR" the nominees named above.

                              PROPOSAL NUMBER TWO
     APPROVAL OF AMENDMENT TO 1998 STOCK-BASED INCENTIVE COMPENSATION PLAN

   Our 1998 Stock-Based Incentive Compensation Plan provides for the grant of stock options to our employees, directors and independent contractors and assists us in attracting, retaining and rewarding these employees, directors and independent contractors by giving them a greater stake in our success and encouraging ownership in our stock by them.

   A stock option enables its recipient to purchase a specified number of shares of common stock at a price determined at the time the option is granted. If the stock price increases, the optionee may benefit by exercising the stock option to purchase shares of common stock at the fixed price and selling them at the higher market price. Stock options are often said to align the optionee's interests with those of the shareholders because they are intended to motivate optionees to work in ways that increase the value of a company's common stock. In addition, because stock options typically become exercisable in periodic installments over a number of years of continued service, they provide optionees with an incentive to continue to provide services to the company.

Proposed amendment

   To ensure that we will continue to have a reasonable number of shares available for future stock option grants, our board of directors has adopted an amendment to our 1998 Plan, subject to shareholder approval, to increase the number of shares of common stock authorized for issuance under the 1998 Plan by 1,000,000 shares. We are now seeking shareholder approval of this amendment.

   As of March 20, 2001, there are 223,191 shares of common stock available for future grants under our 1998 Plan, not including the shares subject to this proposal. Our board of directors believes that this number will not be sufficient to meet our anticipated needs.

Summary of the provisions of our 1998 Plan

   The following summary of our 1998 Plan is qualified in its entirety by the specific language of the 1998 Plan, a copy of which is available to any shareholder upon request.

   In general. Our 1998 Plan became effective February 5, 1998, received shareholder approval within the one-year period that followed, and continues in effect for a period of ten years from its effective date, unless terminated earlier by our board of directors. Termination of our 1998 Plan will not affect any options previously granted under the plan. Our board of directors may amend or terminate our 1998 Plan, subject to applicable law and regulation. The compensation committee of the board of directors administers the 1998 Plan.

   Shares subject to our 1998 Plan. A total of 2,500,000 shares of our common stock have been reserved for issuance under our 1998 Plan. As of March 20, 2001, we have granted options to acquire 2,276,809 shares under this plan and our employees have exercised options to purchase 964,557 shares. We last granted options under this plan in January 2001.

   Administration. Our 1998 Plan is administered by our compensation committee, which is a committee of "non-employee directors" (within the meaning of federal securities laws) appointed by our board of directors. This committee has sole authority to interpret and administer the 1998 Plan, to adopt regulations relating to administration of the 1998 Plan, to grant options, to determine the terms of options, and to determine the effect of a change in corporate control, with its discretion being conclusive on these matters.

   Options. Options may be either incentive stock options as defined in Section 422 of the Internal Revenue Code, or options that are not incentive stock options.

   Under our 1998 Plan, the aggregate fair market value of the common stock for which an employee may be granted incentive stock options which become first exercisable in any calendar year may not exceed $100,000.

An optionee may purchase common stock through exercising an option and paying the exercise price associated therewith. Only common stock is subject to purchase upon exercise of the options.

   Eligibility to participate in our 1998 Plan. Under the 1998 Plan, the compensation committee has the discretionary authority to grant options to anyone performing services for us as an employee, director, or independent contractor. Directors and independent contractors who are not also employees will be eligible to receive non-qualified options, but not incentive stock options.

   Option agreements. The options granted under the 1998 Plan are evidenced by option agreements substantially in the form filed as an exhibit to the Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission on August 2, 2000. Each option agreement, and any amendment thereto, will contain such terms and conditions consistent with the requirements of the 1998 Plan as the compensation committee shall determine. Such option agreements will constitute the only form of reports which optionees receive as to the status of options granted or exercisable under the 1998 Plan.

   Exercise price. Under the 1998 Plan, the compensation committee determines the exercise price for any option, however the exercise price for an incentive stock option may not be less than 100% of the fair market value per share of the common stock on the date such option is granted (110%, in the case of incentive stock options granted to persons owning more than 10% of the outstanding common stock).

   Fair market value. "Fair market value" means the fair market value per share of common stock on the date an award is granted. For purposes of the 1998 Plan, the fair market value of a share of common stock will be the last sale price on Nasdaq on the day in question. If no such sale takes place on such day, the price will be determined based on the average of the day's closing bid and ask quotations (and in their absence or a change from Nasdaq listing, according to specific terms of the 1998 Plan).

   Vesting. The compensation committee may impose vesting requirements on an optionee's right to exercise an option.

   Duration of options. Unless provided by the compensation committee in an award, each option will be exercisable at any time on or after it vests and remain exercisable until ten years after its date of grant (five years in the case of incentive stock options granted to an employee owning more than 10% of our common stock), subject to earlier expiration, as described below, based on the date on which the employee terminates employment with us.

   Effect of termination of service. Unless otherwise set forth in an option agreement, if an optionee terminates employment or service as an employee, director, or independent contractor with us without having fully exercised his or her options and the optionee's termination is due to:

     (a) "Disability" or "Retirement" within the meaning of the 1998 Plan, any options that were exercisable on the date the optionee's employment or service terminated may be exercised within a period of two months after termination of the optionee's employment or service;

     (b) The optionee's death, any options that were exercisable on the date of the optionee's death may be exercised within a period of three months thereafter by the person or persons to whom the optionee's rights under the option passed by will or by applicable laws of descent and distribution; or

     (c) Any reason other than disability, retirement, or death, all of the optionee's rights and benefits with respect to any unexercised option shall immediately be deemed canceled and may not be exercised. This rule does not apply to options granted to independent contractors.

   Notwithstanding the foregoing, the compensation committee may in its discretion allow vesting to be accelerated and may allow for additional or different periods of exercise in certain circumstances. In no event, however, may any option be exercised after the expiration date set forth in the agreement granting it.

   Conditions of exercise. An optionee may exercise an option only by (a) a written notice of his or her intent to exercise the option with respect to a specific number of shares of common stock, and (b) payment to us, contemporaneously with delivery of such notice, of the exercise price for the number of shares with respect to which the option is then being exercised. Options may be exercised in part or in whole and at one time or from time to time.

   Payment for options. An optionee must make full payment of the exercise price for each share of common stock purchased upon the exercise of any option at the time of its exercise. Such payment may be made in cash or by certified or bank cashier's check, or if provided for in an option agreement by (a) the optionee's delivery of shares of common stock owned by the optionee for at least six months and equal in fair market value to the purchase price of the shares to be acquired pursuant to the option (subject to special incentive stock option rules set forth in the 1998 Plan), (b) a cashless exercise involving a broker, or (c) by any combination of the above, as well as any other form of payment that the compensation committee may approve.

   Tax withholding. Our obligation to deliver shares of common stock pursuant to the exercise of an option is subject to the optionee's satisfaction of all applicable income tax withholding and employment tax requirements. An optionee may pay the withholding taxes that arise from the exercise of non-qualified options either in cash, by certified or cashier's check, or, with the compensation committee's consent, by having us retain a number of shares that are subject to the option and have a fair market value equal to the amount required to be withheld.

   Issuance of common stock. Shares issued upon the exercise of options under the 1998 Plan will be newly issued or treasury shares and be freely transferable; subject to (a) applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and (b) any rights of repurchase or other rights that we reserve under the 1998 Plan or an agreement. We are not required to issue or deliver any certificates for shares of common stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which we may, in our discretion, determine to be necessary or advisable. Moreover, no option may be exercised if such exercise would be contrary to applicable laws and regulations.

   Recapitalization, merger, consolidation and similar transactions. The aggregate number of shares reserved for issuance under the 1998 Plan, and the number shares subject to outstanding options, the maximum number of shares that can be covered by an option, the exercise price thereof, and the number and kind of shares underlying the option will be proportionately adjusted subsequent to the effective date of the 1998 Plan upon our merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, reclassification or the like.

   Nontransferability. Unless otherwise provided in an option agreement granting a non-qualified option, optionees may not transfer options other than by will or by the laws of descent or distribution. The 1998 Plan includes special provisions under which the holder of a non-qualified option may sell the option or the underlying shares in a transaction approved by the compensation committee, or transfer the option in accordance with the option agreement.

   Rights of optionees. Neither the 1998 Plan, nor the grant of any option, nor any action by the compensation committee in connection with the 1998 Plan will create any right on the part of any person to continue to perform services for us. In addition, an optionee will not have any shareholder rights with respect to shares subject to an option unless and until the option is duly exercised and shares of common stock are delivered to the optionee.

   Restrictions on resale. Unless specifically included as a term and condition of any option, there are no restrictions on the resale of common stock acquired upon the exercise of options. Shares of common stock purchased upon the exercise of Options may be resold only in compliance with the registration requirements of the Securities Act of 1933, and applicable state securities laws. Under the Securities Act, our affiliates generally may resell shares of common stock purchased pursuant to our 1998 Plan only (a) in accordance with the provisions of Rule 144 under the Securities Act or an exemption from registration under the Securities Act, or (b) pursuant to an applicable current and effective registration statement under the Securities Act.

   As defined in Rule 405 under the Securities Act, an affiliate of a company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such company. The determination of whether a person is an affiliate is primarily a factual one based upon whether he or she possesses, directly or indirectly, individually or in concert with others, the powers to direct or cause the direction of the management or policies of the company, whether through the ownership of voting stock, by executive position, by membership on any of its committees, by contract or otherwise.

   Finally, if any one of our officers, directors, or more than 10% shareholders both sells Common Stock obtained through the exercise of an option and purchases common stock at a lower price within the six-month period before or after such sale, the short-swing profit from the transactions will be subject to recapture by us, pursuant to the short-swing profit prohibitions imposed by Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) is not applicable to the exercise of options that are in-the-money, and will not apply to the grant of options so long as at least six months elapse between the date of the option grant and the sale of the common stock purchased upon exercise of the option.

   Federal Income Tax Consequences. Under present federal income tax laws, grants of options will have the following federal income tax consequences for optionees and us:

     (a) The grant of an option will not, by itself, result in the recognition of taxable income to the optionee.

     (b) The exercise of an option which is an incentive stock option will generally not, by itself, result in the recognition of taxable income to the optionee nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax under the Internal Revenue Code. The alternative maximum tax is incurred only when it exceeds the regular income tax. The optionee will recognize capital gain or loss upon resale of the shares received upon such exercise, provided that such resale occurs at least one year after transfer of the shares to the optionee and two years after the grant of the option. If both of these conditions are not satisfied, the optionee will recognize ordinary income upon disposition in an amount equal to the lesser of (x) the difference between the exercise price and the fair market value on the date of exercise of the shares or (y) the gain realized upon the sale.

     (c) The exercise of an option which is not an incentive stock option will result in the recognition of taxable income by the optionee on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired pursuant to the option and their exercise price.

Participation in our 1998 Plan

   The grant of options and other awards under our 1998 Plan to employees, including the executive officers named in the summary compensation table in the section below entitled "Executive Compensation and Other Matters," is subject to the discretion of our board of directors. As of the date of this proxy statement, there has been no determination by our board of directors with respect to future awards under our 1998 Plan. The table below sets forth, as to our President and Chief Executive Officer, our four other most highly compensated executive officers and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under our 1998 Plan during 2000, together with the weighted average exercise price payable per share for such option grants. We did not make any option grants to our non-employee directors.

                                                      Shares      Average
                                                    Underlying    Weighted
                                                     Options   Exercise Price
                                                     Granted     Per Share
                         Name                          (#)       ($/share)
                         ----                       ---------- --------------
   Frederick R. Hipp...............................      --        $  --
    Chief Executive Officer and President
   Larry S. Flax...................................   90,000        15.00
    Co-Chairman of the Board of Directors
   Richard L. Rosenfield...........................   90,000        15.00
    Co-Chairman of the Board of Directors
   H.G. Carrington, Jr. ...........................   25,000        15.00
    Executive Vice President and Chief Financial
     Officer
   Frederick F. Wolfe..............................   25,000        15.00
    Chief Operating Officer
   All current executive officers as a group.......  343,500        15.00
   All other employees as a group..................  160,000        14.46

Vote required and board of directors' recommendation

   The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

   Our board of directors believes that approval of the increase in the number of shares reserved for issuance by 1,000,000 shares under our 1998 Plan is in the best interests of California Pizza Kitchen, Inc. and its shareholders.

   Our board of directors unanimously recommends a vote "FOR" approval of an increase in the number of shares reserved for issuance under our 1998 Plan by 1,000,000 shares.

                             PROPOSAL NUMBER THREE
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Our board of directors has selected Ernst & Young LLP as independent auditors to audit our financial statements for the fiscal year ending December 30, 2001. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 28, 1997. A representative of Ernst & Young LLP is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. Fees for the last fiscal year were as follows:

  .  Audit Fees--$103,665;

  .  Other Audit Related Fees--$213,109;

  .  Financial Information Systems Design and Implementation Fees--$0;

  .  All Other Fees--$94,570.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

   Our board of directors unanimously recommends a vote "FOR" the appointment of Ernst & Young LLP as California Pizza Kitchen, Inc.'s independent auditors for the fiscal year ending December 30, 2001.

   The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The audit committee oversees the Company's financial reporting process on behalf of its board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management. As part of its review, the committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of California Pizza Kitchen's accounting principles and such other matters as are required to be discussed with the committee under generally accepted accounting principles. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

   The committee discussed with the independent auditors the overall scope and plans for their audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of California Pizza Kitchen's internal controls, and the overall quality of its financial reporting. The committee held two such meetings during the year ended December 31, 2000.

   In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board of directors approved) that the audited financial statements be included in the Annual Report on From 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the board of directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as California Pizza Kitchen's independent auditors.

                                          The Audit Committee

                                          Brian P. Friedman, Chairman
                                          Fortunato N. Valenti
                                          Charles G. Phillips

                                          March 13, 2001

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information concerning the beneficial ownership of our common stock as of March 20, 2001 by our directors, executive officers, all persons known by us to be the beneficial owners of more than five percent of our outstanding common stock and all executive officers and directors as a group. The common stock is our only outstanding voting security. Except as set forth below, the following shareholders have the sole voting power with respect to all shares of common stock shown as beneficially owned by them.

                                                            Shares Owned(1)
                                                          --------------------
                                                          Number of
                            Name                           Shares   Percentage
                            ----                          --------- ----------
   Bruckmann, Rosser, Sherrill & Co., L.P.(2)............ 2,100,325    11.5%
   Larry S. Flax(3)......................................   955,500     5.2%
   Richard L. Rosenfield(4)..............................   881,733     4.8%
   Bruce C. Bruckmann(2)(5).............................. 2,248,068    12.3%
   Harold O. Rosser(2)(6)................................ 2,248,068    12.3%
   Stephen C. Sherrill(2)(7)............................. 2,248,068    12.3%
   Stephen F. Edwards(2)(8).............................. 2,248,068    12.3%
   Frederick R. Hipp(9)..................................   560,712     3.1%
   Fortunato N. Valenti(10)..............................   193,136     1.1%
   H.G. Carrington, Jr.(11)..............................   138,886      *
   Frederick F. Wolfe(12)................................    68,240      *
   Brian P. Friedman(13).................................   605,841     3.3%
   Charles G. Phillips(14)...............................    23,905      *
   Pilgrim Baxter & Associates, Ltd.(15)................. 1,355,100     7.4%
   All directors and executive officers as a group (17
    persons)(16)......................................... 5,768,934    31.4%

--------
 (1) Percentage of ownership is calculated as required by Commission Rule 13d-3(d)(1). Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table above includes the number of shares underlying options which are exercisable within 60 days after the date of this proxy statement.

 (2) Bruckmann, Rosser, Sherrill & Co., L.P. is a limited partnership, the sole general partner of which is BRS Partners, Limited Partnership and the manager of which is Bruckmann, Rosser, Sherrill & Co., Inc. The sole general partner of BRS Partners is BRSE Associates, Inc. Two of our directors, Bruce C. Bruckmann and Harold O. Rosser, and Stephen C. Sherrill and Stephen F. Edwards are stockholders of Bruckmann, Rosser, Sherrill & Co., Inc. and BRSE Associates and may be deemed to share beneficial ownership of the shares shown as beneficially owned by Bruckmann, Rosser, Sherrill & Co., L.P. Each of Messrs. Bruckmann, Rosser, Sherrill and Edwards disclaims beneficial ownership of any such shares. The address for all of these entities and individuals is Greenwich Plaza, Suite 100, Greenwich, Connecticut 06830.

 (3) Mr. Flax, our co-chairman and one of our directors, individually owns 869,218 shares of our common stock and has options to buy an additional 90,000 shares, none of which will be exercisable within 60 days of this proxy statement. This number also includes 60,782 shares over which Mr. Flax also exercises voting control as the trustee of the Rosenfield Children's Trust and 25,500 shares owned by Mr. Flax's wife. Mr. Flax disclaims any beneficial ownership over these shares. Mr. Flax's address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

 (4) Mr. Rosenfield, our co-chairman and one of our directors, also has options to buy an additional 90,000 shares, none of which will be exercisable within 60 days of this proxy statement. Mr. Rosenfield's address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

 (5) Mr. Bruckmann, one of our directors, individually owns 42,732 shares of our common stock. The total number also includes shares which are owned by Bruckmann, Rosser, Sherrill & Co., L.P. and other entities and individuals affiliated with it. Although Mr. Bruckmann may be deemed to share beneficial ownership of such shares, he disclaims any beneficial ownership thereof.

 (6) Mr. Rosser, one of our directors, individually owns 8,706 shares of our common stock. The total number also includes shares which are owned by Bruckmann, Rosser, Sherrill & Co., L.P. and other entities and individuals affiliated with it. Although Mr. Rosser may be deemed to share beneficial ownership of such shares, he disclaims any beneficial ownership thereof.

 (7) Mr. Sherrill individually owns 44,700 shares of our common stock. The total number also includes shares which are owned by Bruckmann, Rosser, Sherrill & Co., L.P. and other entities and individuals affiliated with it. Although Mr. Sherrill may be deemed to share beneficial ownership of such shares, he disclaims any beneficial ownership thereof.

 (8) Mr. Edwards individually owns no shares. This number includes shares which are owned by Bruckmann, Rosser, Sherrill & Co., L.P. and other entities and individuals affiliated with it. Although Mr. Edwards may be deemed to share beneficial ownership of such shares, he disclaims any beneficial ownership thereof.

 (9) Mr. Hipp has options to buy an additional 50,000 shares, none of which will be exercisable within 60 days of this proxy statement. Mr. Hipp's address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(10) Mr. Valenti's address is Restaurant Associates, 120 E. 45th Street, New York, NY 10036. Mr. Valenti is one of our directors.

(11) Mr. Carrington, our Executive Vice President and Chief Financial Officer, in joint tenancy with his wife, Ricki L. Carrington, owns 128,886 shares of our common stock. Mr. Carrington has options to buy an additional 75,000 shares, 10,000 of which will be exercisable within 60 days of this proxy statement. Mr. Carrington's address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(12) Mr. Wolfe, our Chief Operating Officer, individually owns 392 shares of our common stock, and as trustee of the 1998 Frederick Wolfe Revocable Trust exercises voting control over 51,598 shares of our common stock. Mr. Wolfe has options to buy an additional 93,750 shares, 16,250 of which will be exercisable within 60 days of this proxy statement. Mr. Wolfe's address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(13) Mr. Friedman, one of our directors, serves as the president of Furman Selz SBIC Investments LLC, a general partner of Furman Selz SBIC LP which owns all of these shares. Mr. Friedman's address is ING Furman Selz Investments, 55 E. 52nd Street, New York, NY 10055.

(14) Mr. Phillips' address is 660 Madison Avenue, New York, NY 10021. Mr. Phillips is one of our directors.

(15) The address for Pilgrim Baxter & Associates, Ltd. is 825 Duportail Road, Wayne, Pennsylvania 19087. The number of shares set forth in this table is as reported in a Schedule 13G/A under the Securities Exchange Act of 1934 for the year ended December 31, 2000 filed by this shareholder on February 14, 2001. We have no reason to believe that the information in the
     Schedule 13G was not complete or accurate or that a statement or amendment should have been filed thereto and was not.

(16) These 17 persons include all directors and executive officers detailed in the "Management" section above. See notes 3, 4, 5, 6, 9, 10, 11, 12, 13 and 14 above. Tom N. Jenneman, our Senior Vice President and Chief Development Officer, individually owns no shares and has options to buy 87,500 shares, 22,500 of which will be exercisable within 60 days of this proxy statement. Sarah A. Goldsmith, our Senior Vice President of Marketing and Public Relations, individually owns 1,568 shares and has options to buy 85,294 shares, 19,044 of which will be exercisable within 60 days of this proxy statement. Julie Carruthers, our Senior Vice President of Human Resources and Training, individually owns 3,289 shares and has options to buy 90,861 shares, 24,611 of which will be exercisable within 60 days of this proxy statement. Douglas A. MacDonald, our Vice President Design and Construction, individually owns

    6,290 shares and has options to buy 50,000 shares, 3,750 of which will be exercisable within 60 days of this proxy statement. Karen M. Settlemyer, our Vice President Product Development and Purchasing, individually owns 2,406 shares and has options to buy 56,250 shares, 10,000 of which will be exercisable within 60 days of this proxy statement. Gregory S. Levin, our Vice President, Controller and Assistance Secretary, individually owns 392 shares and has options to buy 53,500 shares, 4,125 of which will be exercisable within 60 days of this proxy statement. Chris Ames, our Vice President of Operations, individually owns 117 shares and his wife, Edie
    A. Garritano-Ames, owns 156 shares. Mr. Ames has options to buy
    14,500 shares, 125 of which will be exercisable within 60 days of this proxy statement, and his wife has options to buy 14,312 shares, 125 of which will be exercisable within 60 days of this proxy statement.
    Mr. Flax, our co-chairman, has granted options to purchase 2,500 of his shares at a purchase price of $15.00 per share to each of H.G. Carrington, Jr., Frederick F. Wolfe, Sarah A. Goldsmith and Julie Carruthers, and all of these options will be exercisable within 60 days of this proxy statement. The address for all these persons is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following table sets forth information with respect to our officers as of March 30, 2001.

   Name                     Age                            Position
   ----                     ---                            --------
   Larry S. Flax...........  58 Co-Chairman of the Board of Directors and Director

   Richard L. Rosenfield...  55 Co-Chairman of the Board of Directors and Director

   Frederick R. Hipp.......  50 Chief Executive Officer, President and Director

   H.G. Carrington, Jr. ...  46 Executive Vice President, Chief Financial Officer and Secretary

   Frederick F. Wolfe......  50 Chief Operating Officer

   Tom N. Jenneman.........  40 Senior Vice President and Chief Development Officer

   Sarah A. Goldsmith......  36 Senior Vice President of Marketing and Public Relations

   Julie Carruthers........  39 Senior Vice President of Human Resources and Training

   Douglas A. MacDonald....  59 Vice President Design and Construction

   Karen M. Settlemyer.....  48 Vice President Product Development and Purchasing

   Gregory S. Levin........  33 Vice President, Controller and Assistant Secretary

   Christopher P. Ames.....  37 Vice President of Operations

   Messrs. Flax, Rosenfield and Hipp are being considered for re-election to the position of director of the Company. See "Director Nominees" for a discussion of their business experience.

   H.G. Carrington, Jr. has served as Executive Vice President, Chief Financial Officer, and Secretary since May 1998. From 1993 to 1998, Mr. Carrington served as Chief Financial Officer of Dallas-based Spaghetti Warehouse, Inc., and, from 1990 to 1998, on its board of directors.

   Frederick F. Wolfe has served as Senior Vice President Operations since July 1997 and was promoted to Chief Operating Officer in November 2000. From 1983 to 1997, Mr. Wolfe worked at Acapulco Restaurants where he most recently served as Senior Vice President Operations. Mr. Wolfe has tendered his resignation to us which will become effective as of May 15, 2001.

   Tom N. Jenneman has served as Senior Vice President and Chief Development Officer since November 1999. From 1992 to 1999, Mr. Jenneman worked at Brinker International where he most recently served as Vice President, Real Estate, New Business Development.

   Sarah A. Goldsmith has served as Vice President Marketing and Public Relations since 1992 and was promoted to Senior Vice President of Marketing and Public Relations in November 2000. Ms. Goldsmith joined us in 1990 as Director of Public Relations. In addition to her duties at California Pizza Kitchen, Ms. Goldsmith currently acts as Co-Chairperson of the Board of Marketing Executives Group, a division of the National Restaurant Association. In 1996, Advertising Age Magazine named Ms. Goldsmith one of the "Marketing 100," a distinction given to the top 100 marketers in the United States.

   Julie Carruthers has served as Vice President Human Resources and Training since January 1998 and was promoted to Senior Vice President of Human Resources and Training in November 2000. We hired Ms. Carruthers as our first employee in January 1985 to create service training programs and train our original staff. During her employment, she has held various restaurant management, training and opening-team positions within our company, including heading up the development project for our original ASAP airport locations with HMSHost Corporation. Ms. Carruthers was Vice President of Training from 1990 to 1998.

   Douglas A. MacDonald has served as Vice President Design and Construction since 1997. From 1996 to 1997, Mr. MacDonald was Director of Design and Construction with Papa Murphy's, a 240 unit "take and bake" chain. From 1987 to 1996, he served as Director of Design and Construction with International House of Pancakes in Glendale, California. Mr. MacDonald has directed the design and construction of over 580 new food facilities throughout the United States and Canada as well as the remodeling of over 450 existing restaurants.

   Karen M. Settlemyer has served as Vice President Product Development and Purchasing since 1996. From 1993 to 1996, Ms. Settlemyer was Director of Product Development at Boston Market, Inc., during which time she created their very successful Carver Sandwich Program. In 1989, she held the position of Vice President of Research and Development for Grand American Fare. Ms. Settlemyer is a 24 year food service veteran and registered dietician.

   Gregory S. Levin has served as Controller and Assistant Secretary since August 1998 and was appointed a Vice President in November 1999. Since joining us in 1996, Mr. Levin has served in various accounting and finance positions. From 1990 to 1996, Mr. Levin worked at Ernst & Young LLP, most recently as a manager in their Entrepreneurial Services Group.

   Christopher P. Ames has served as a regional director since 1999 and was appointed Vice President of Operations on March 12, 2001. Mr. Ames will replace Frederick Wolfe who is resigning as Chief Operating Officer effective May 15, 2001. Since joining us in 1992, Mr. Ames has served in numerous operations positions. Mr. Ames also has an extensive culinary background.

   The following table sets forth information regarding the compensation earned during 1999 and 2000 by our Chief Executive Officer and each of our other four most highly compensated executive officers.

                           Summary Compensation Table

                                                                         Long Term
                                                                        Compensation
                                                                           Awards
                                                                        ------------
                                                        Annual
                                                    Compensation(1)      Securities
                                                   --------------------  Underlying   All Other
         Name and Principal Position          Year  Salary      Bonus     Options    Compensation
         ---------------------------          ---- --------    -------- ------------ ------------
Frederick R. Hipp............................ 2000 $500,000    $387,500       --       $324,762(2)
 Chief Executive Officer and President        1999  500,000     312,500       --            --

Larry S. Flax................................ 2000  354,808(3)      --     90,000           --
 Co-Chairman of the Board of Directors        1999  450,000         --        --            --

Richard L. Rosenfield........................ 2000  354,808(3)      --     90,000           --
 Co-Chairman of the Board of Directors        1999  450,000         --        --            --

H.G. Carrington, Jr.......................... 2000  228,827     139,500    25,000           --
 Executive Vice President and Chief Financial 1999  207,523     118,720    17,500           --
 Officer

Frederick F. Wolfe(4)........................ 2000  203,346     124,000    25,000           --
 Chief Operating Officer                      1999  188,754     104,720    17,500           --

--------
(1) In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees and perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus disclosed in this table.

(2) Under the agreement granting Mr. Hipp options to purchase an aggregate of 110,696 shares, we were required to pay Mr. Hipp this amount of cash which equaled 20% of the gain he recognized for federal income tax purposes as a result of his exercise of these options.

(3) Messrs. Flax and Rosenfield have executed amended and restated two-year employment agreements that became effective upon the consummation of our initial public offering in August 2000. These agreements reduced their duties, eliminated their individual salaries as of October 1, 2000 and granted each of them non-qualified stock options to purchase 90,000 shares of common stock with an exercise price of $15.00 per share. See "Executive Compensation and Other Matters--Employment agreements."

(4) Mr. Wolfe has tendered his resignation to us which will become effective on May 15, 2001.

   The following table sets forth information concerning stock options that we granted to our named executive officers. We have never issued stock appreciation rights.

                           Option Grants During 2000

                                         Individual Grants
                         ---------------------------------------------------
                                                                                 Potential
                                                                             Realizable Value
                                                                             at Assumed Annual
                                                                              Rates of Stock
                         Number of   Percentage of                                 Price
                         Securities  Total Options                           Appreciation for
                         Underlying   Granted to                              Option Term(5)
                          Options    Employees in  Exercise Price Expiration -----------------
 Name                    Granted(1)     2000(2)    (per share)(3)   Date(4)     5%      10%
 ----                    ----------  ------------- -------------- ---------- -------- --------
Frederick R. Hipp.......      --           -- %        $  --            --   $    --  $    --
Larry S. Flax...........   90,000(6)     17.87          15.00      08/02/05   373,210  824,756
Richard L. Rosenfield...   90,000(6)     17.87          15.00      08/02/05   373,210  824,756
H.G. Carrington, Jr.....   25,000(7)      4.97          15.00      08/02/10   235,835  597,653
Frederick F. Wolfe......   25,000(7)      4.97          15.00      08/02/10   235,835  597,653

--------
(1) Represents options we granted under our 1998 Stock-Based Incentive Compensation Plan.

(2) Based on an aggregate of 503,500 shares of our common stock which are subject to options granted to employees during 2000.

(3) We granted options at an exercise price equal to our initial public offering price of $15.00 per share.

(4) The term of each option we grant is generally ten years from the date of grant. Our options may terminate before their expiration dates if the option holder's status as an employee is terminated or upon the option holder's death or disability.

(5) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission and do not represent either historical appreciation or our estimate or projection of our future common stock prices. These values have been calculated from our initial public offering date of August 2, 2000 based on a per-share value equal to the initial public offering price of $15.00 rather than the fair market value at the time of grant.

(6) Options to purchase 45,000 of these shares vest on September 30, 2001, and the remainder vest on September 30, 2002.

(7) Options to purchase 3,125 of these shares vest on each six month anniversary of the grant date of August 2, 2000.

   The following table sets forth information concerning options that our named executive officers exercised during 2000 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. The table also reports values for "in-the-money" options that represent the positive spread between the exercise prices of outstanding options and $28.25, the last reported sale price of our common stock in 2000. We have never issued stock appreciation rights.

         Aggregated Option Exercises In 2000 And Year-End Option Values

                          Number               Number of Securities
                            of                Underlying Unexercised     Value of Unexercised
                          Shares              Options at December 31,   In-the-Money Options at
                         Acquired                      2000                December 31, 2000
                            on      Value    ------------------------- -------------------------
Name                     Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     -------- ---------- ----------- ------------- ----------- -------------
Frederick R. Hipp....... 110,696  $1,623,800      --           --       $    --     $      --
Larry S. Flax...........     --          --       --        90,000           --      1,192,500
Richard L. Rosenfield...     --          --       --        90,000           --      1,192,500
H.G. Carrington, Jr.....     --          --     4,375       38,125        85,531       587,844
Frederick F. Wolfe......     --          --    10,625       50,625       246,469       909,719

Director compensation

   Our directors do not receive cash compensation for their services. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

Compensation committee interlocks and insider participation

   Our compensation committee currently consists of Messrs. Rosser, Bruckmann and Friedman. No member of the compensation committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee.

Benefit plans

   As of March 20, 2001, our employees hold outstanding stock options for the purchase of 1,319,460 shares of our common stock. Options for the purchase of an additional 223,191 shares of our common stock are presently reserved for issuance under our 1998 Plan. For more information on our 1998 Plan, see "Proposal Number Two--Approval of Amendment to 1998 Stock-Based Incentive Compensation Plan" above.

   The following sections provide more detailed information concerning our employee stock purchase plan as well as information concerning stock options that we granted in prior years under older plans.

   Employee stock purchase plan. In November 1999, we adopted an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 which became effective with our initial public offering. Under our employee stock purchase plan, all employees who work at least 20 hours a week and have been with us for a minimum of one year are eligible to purchase shares of our common stock through after-tax payroll deductions. Eligible employees are able to apply up to 15% of their annual gross pay towards the purchase of our common stock at a price equal to 85% of the then fair market value of the shares. The fair market value is the lesser of (a) the price on the first day of each offering period under the plan (which, in the case of the first offering period, is $15.00, the price at which shares were sold in our initial public offering) or, if the employee is not eligible to participate on the first day of the offering period, on the date he or she first becomes eligible to participate, and (b) the price on the date of actual purchase. All employees with rights to purchase shares under the plan are only able to do so on pre-determined exercise dates that occur four times per offering period, and may only purchase up to that number of shares having an aggregate fair market value of $25,000 per year.

   1990 Employee Equity Participation Plan. We adopted our 1990 Employee Equity Participation Plan effective March 1, 1990. This plan enabled our board of directors to grant to officers, directors, employees and consultants of our company options for the purchase of up to an aggregate of 500,000 shares of common stock. We granted both non-qualified options and incentive stock options under this 1990 plan. The number of outstanding and exercisable options remaining under this plan totals 7,208, and the exercise price of each option is $15.00. No further options can be granted under this plan.

Employment agreements

   We have entered into an amended employment agreement with our Co-Chairman of the Board of Directors, Rick Rosenfield, which became effective upon the consummation of our initial public offering. This agreement provides that we will continue to employ Mr. Rosenfield through September 30, 2002 to assist us in developing our menu and recipes, engage in public relations activities, work on the aesthetic design of the restaurants and identify potential locations and franchisees for new restaurant locations. This represents a reduction in the duties Mr. Rosenfield is required to perform from his prior agreement. Under the new agreement, we paid Mr. Rosenfield a salary of $450,000 per year through September 30, 2000. Mr. Rosenfield has not and will not receive any further salary or bonus payments. However, we granted Mr. Rosenfield options to purchase an additional 90,000 shares of our common stock which will vest as to half of the shares on September 30, 2001 and as to the remaining shares on September 30, 2002. Mr. Rosenfield also receives an automobile allowance of $2,000 each month and reimbursement of dues in a country or dining club. During the term of the agreement, Mr. Rosenfield may not compete in any business that sells pizza or other menu items with recipes that are identical or substantially the same as our recipes. This non-compete provision is less restrictive than the non-compete provision which was in effect under Mr. Rosenfield's prior employment agreement. Mr. Rosenfield has also agreed not to solicit any of our employees until three years after his employment terminates.

   We also entered into an amended employment agreement with our Co-Chairman of the Board of Directors, Larry S. Flax, on the same terms as Mr. Rosenfield's amended employment agreement.

   In March 1998, we entered into a severance agreement with our Chief Executive Officer and President, Frederick R. Hipp. This agreement provides that we will be obligated to pay Mr. Hipp the amount of his base salary (up to a maximum of $500,000) for one year following the date his employment terminates, unless we terminate Mr. Hipp for cause, his employment terminates because of his death, disability or retirement, or he voluntarily terminates his employment. This severance agreement does not obligate Mr. Hipp to continue his employment with us or obligate us to continue to employ him.

   In May 1998, we entered into a severance agreement with our Executive Vice President and Chief Financial Officer, H.G. Carrington, Jr. This agreement provides that if we terminate Mr. Carrington, or constructively terminate him (by demoting him or decreasing his base salary), we will be obligated to pay Mr. Carrington the amount of his base salary for one year following the termination. We will not make this severance payment if we terminate Mr. Carrington for cause or if his employment is terminated because of death, disability or retirement. This severance agreement does not obligate Mr. Carrington to continue his employment with us or obligate us to continue to employ him.

   In November 1999, we entered into a severance agreement with our Senior Vice President and Chief Development Officer, Tom N. Jenneman, that provides that, after the termination of his employment, we will continue to pay him amounts equal to his base salary for a period of 26 weeks unless his employment is terminated as a result of his death, disability or retirement or unless we terminate his employment for cause. We will continue to pay him thereafter for a subsequent period of 26 weeks amounts equal to his base salary if he is reasonably unable to find new employment unless his employment is terminated as a result of his death, disability or retirement or unless we terminate his employment for cause. If he finds employment during this subsequent twenty-six week period that pays less than the base salary we would otherwise owe him, we will pay him an amount equal to the difference.

   In November 1999, we entered into an agreement with our Chief Operating Officer, Frederick F. Wolfe, on the same terms as Mr. Jenneman's severance agreement.

Registration rights

   The holders of approximately 4,900,000 shares of common stock, including some of our executive officers, directors, principal shareholders and affiliates of such individuals or entities, will be entitled to registration rights with respect to these shares pursuant to a registration rights agreement by and among California Pizza Kitchen, Inc., Bruckmann, Rosser, Sherrill & Co., L.P. and its co-investors and Rick Rosenfield and Larry Flax dated September 30, 1997. Subject to several exceptions, including our right to defer a demand registration for a single period of up to 180 days under some circumstances, Bruckmann, Rosser may require that we use our best efforts to register for public resale under the Securities Act all shares of common stock they request be registered. Bruckmann, Rosser may exercise an unlimited number of demand registrations so long as the securities being registered are reasonably expected to produce aggregate proceeds of $5 million or more. Rick Rosenfield, Larry Flax and all of the original co-investors with Bruckmann, Rosser in the recapitalization transaction in 1997 are entitled to registration rights on a pro rata basis with respect to any demand registration request made by Bruckmann, Rosser. All fees, costs and expenses of this registration, other than underwriting discounts and commissions, will be borne by us.

   In addition, all holders of shares with registration rights have the right to piggyback on any registration for our account or the account of another shareholder. Accordingly, in the event that we propose to register additional shares of common stock under the Securities Act, either for our own account or for the account of any other security holder, the holders of shares having registration rights are entitled to receive notice of that registration and to include their shares in the registration, subject to limitations described in the agreement. All registration rights are subject to conditions and limitations, among them the right of the underwriters of any offering to limit the number of shares of common stock held by these security holders to be included in the registration. We are generally required to bear all of the expenses of all registrations, except underwriting discounts and selling commissions. Registration of the shares of common stock held by security holders with registration rights would result in these shares becoming freely tradeable without restriction under the Securities Act immediately upon effectiveness of such registration.

Certain relationships and related transactions

   Under the agreement granting our Chief Executive Officer and President, Frederick R. Hipp, options to purchase an aggregate of 110,696 shares, we were required to pay Mr. Hipp an amount of cash equal to 20% of the gain he would recognize for federal income tax purposes as a result of such exercise. We loaned Mr. Hipp an amount equal to the difference between this cash payment and the total tax liability he incurred as a result of this exercise (including the amount of the cash payment). As a result of our initial public offering price of $15.00 per share, we paid Mr. Hipp $325,000 and loaned him $586,000. The promissory note is full recourse and currently bears interest at 7.0% per annum. The interest rate was decreased from 8.5% per annum as of February 10, 2001 by action of our board of directors. The principal and interest under the note will be due and payable on the earlier to occur of:

  . three days after the date of sale of any of the option shares purchased upon exercise,

  . 30 days after the date his employment is terminated for cause or after the date he voluntarily terminates his employment,

  . one year after the date his employment terminates due to death or disability, and

  .  the date which is two years after the date of exercise.

   Mr. Hipp is also required to apply a portion of any amounts which would otherwise be payable as bonus compensation against amounts due under this note. As of March 2001, Mr. Hipp has repaid us $194,325 of the principal amount owed to us under this promissory note.

   On September 28, 1999, we loaned $96,000 to our Executive Vice President and Chief Financial Officer, H. G. Carrington, Jr., and $71,000 to our Chief Operating Officer, Frederick F. Wolfe, to enable them to pay the taxes resulting from their exercise of options to purchase shares of our common stock on the same date. The loans were evidenced by full recourse promissory notes which bear interest at 7.5%. The principal and interest under the notes was due and payable on the earlier to occur of (a) three days after the date of sale of any of the option shares purchased upon exercise and (b) March 31, 2001. In February 2001, each of Mr. Carrington and Mr. Wolfe repaid all amounts outstanding under his promissory note.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

   Section 16(a) of the Exchange Act requires our executive officers, directors and 10% shareholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which our securities are listed. Executive officers, directors and 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to us by our executive officers, directors and 10% shareholders. We believe that, except as set forth below, during the fiscal year ending December 31, 2000, all of our executive officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements. Charles G. Phillips, who became one of our directors on November 14, 2000, filed his Form 3 Initial Statement of Beneficial Ownership of Securities on December 6, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   Harold O. Rosser, Bruce C. Bruckmann and Brian P. Friedman are the members of the Compensation Committee (the "Committee"). The Committee is composed entirely of outside directors and is responsible for developing and making recommendations to the full Board with respect to the Company's executive compensation policies. The Committee reviews and oversees the salaries and benefits for all of our employees and consultants and administers the Company's stock option plans. The Committee also reviews the recommendations of the Company's President and Chief Executive Officer regarding the performance and compensation levels for all other executive officers.

Overview

   The goal of our compensation program is to attract, motivate and retain the highly talented individuals the Company needs to be a market leader in a highly competitive industry. The Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's shareholders. In addition, the compensation program should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company's success. To these ends the Committee seeks to align executive compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses three key elements in its executive compensation program to attain these goals: annual base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options. As an officer's level of responsibility with the Company increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

Annual base salaries

   Each year, the Company's President and Chief Executive Officer evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. When reviewing these recommendations, the Committee takes several factors into account, including the executive's experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole and current market conditions. The Committee also reviews compensation surveys and other data to enable the Committee to compare the Company's compensation packages with those of similarly-situated companies in the foodservice industry.

Annual incentive compensation

   The Company's annual cash bonus program (the "Bonus Plan") was approved by the Board in the fourth quarter of 1997. The Company's Bonus Plan is purely formulaic and has not been amended by the Committee since its adoption. Under the Bonus Plan, executive officers from the vice president level and up are assigned target bonuses which are expressed as a percentage of their respective base salaries and increase as their level of responsibility with the Company increases. The bonuses are tied directly to the Company's annual financial performance. In November of each year the Board approves a budget for the Company for the following year. The officers receive their target bonus if the Company achieves the budgeted results and a graduated percentage (up or down) of their targeted bonuses if the Company exceeds or misses the budgeted results. The officers do not receive any bonus if the Company does not achieve at least 90% of the budgeted results. The maximum bonus any officer can receive is 200% of his or her targeted bonus.

Stock options

   The Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company's stock price increases. In addition, the Company utilizes vesting periods for stock options to encourage key employees to continue in the Company's employ.

   The Board of Directors adopted the Company's 1998 Stock-Based Incentive Compensation Plan in February 1998 to assist it in attracting, retaining and rewarding valued employees, directors and independent contractors by offering them a greater stake in the Company's success and to encourage ownership in Company stock by these employees, directors and independent contractors.

   The Committee administers the 1998 plan and has discretion to determine which individuals are eligible to receive option awards, the time or times when the option awards are to be made, the number of shares subject to each award, the status of any grant as either an incentive stock option or a non-statutory stock option, the vesting schedule in effect for the option award, the term for which any option is to remain outstanding and the other principal terms and conditions of each option. Generally, stock options granted by the Committee have an exercise price equal to the fair market value of a share on the day the options are granted. The options generally vest within four years and expire ten years after the date of grant, contingent on the officer's continued employment with the Company.

   Each year, the Company's President and Chief Executive Officer makes recommendations with respect to the level of stock options to be granted to each eligible employee and the Committee reviews and approves those recommendations based upon a variety of factors. A total of 2,500,000 shares of the Company's common stock have been reserved for issuance under the 1998 plan and, to date, the Company has granted options to acquire 2,283,871 shares. In order to allow the 1998 plan to continue to provide an appropriate incentive to employees, the Board has recommended that the number of shares reserved for issuance under the 1998 plan be increased by 1,000,000.

Compensation of the Chief Executive Officer

   In fiscal 2000, the Company's most highly compensated officer was Frederick
R. Hipp, the Company's President and Chief Executive Officer. Mr. Hipp's base salary is $500,000, which has not been adjusted since the Company hired Mr. Hipp in January 1998. Mr. Hipp also participates in the Company's Bonus Program and is entitled to receive a targeted bonus equal to 50% of his base salary if the Company achieves its budgeted results as approved by the Board in November of the preceding year. Mr. Hipp's target bonus of 50% of his base salary has not changed since the Company hired Mr. Hipp in January 1998.

   The Company had granted Mr. Hipp options to purchase 110,696 shares of Common Stock in March 1998. Under the agreement granting him these options, the Company was required to pay Mr. Hipp an amount of cash equal to 20% of the gain he recognized for federal income tax purposes upon exercise of the options.
Mr. Hipp exercised all of these options during 2000 and the Company paid him an aggregate of $324,762 in accordance with this provision. The Company also loaned Mr. Hipp an amount equal to the difference between the cash payment and the total tax liability he incurred as a result of the exercise of his options (including the amount of the cash payment), resulting in a total loan of $586,000.

   The Committee did not grant Mr. Hipp any additional options to purchase shares of Common Stock during fiscal 2000 or at any time since his original grants in March 1998. After taking into consideration the Company's financial performance since Mr. Hipp became President and Chief Executive Officer in 1998, and in light of his individual performance and significant contribution to the Company's overall growth, the Committee awarded Mr. Hipp options to purchase 50,000 shares of Common Stock under the 1998 plan in January 2001.

                                          The Compensation Committee

                                          Harold O. Rosser
                                          Bruce C. Bruckmann
                                          Brian P. Friedman

                                          March 13, 2001

                        COMPARISON OF SHAREHOLDER RETURN

   Set forth below is a line graph comparing the annual percentage change in the cumulative total return of our common stock with the cumulative total return of (a) the Nasdaq National Market Composite and (b) the S&P Smallcap Restaurant Index for the period commencing August 2, 2000 (the date of our initial public offering) through December 31, 2000.

 Comparison of Cumulative Total Return from August 2, 2000 through December 31,
                                    2000(1)

                 COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG CALIFORNIA PIZZA KITCHEN
                     S&P 500 INDEX AND S&P FINANCIAL INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             CALIFORNIA                     S&P
Measurement Period           PIZZA             S&P          FINANCIAL
(Fiscal Year Covered)        KITCHEN           500 INDEX    INDEX
---------------------        ---------------   ---------    ----------
Measurement Pt-08/02/2000    $100.00           $100.00      $100.00
FYE 08/31/2000               $123.15           $105.25      $111.5
FYE 09/29/2000               $138.27           $107.19      $97.44
FYE 10/31/2000               $172.84           $118.49      $88.85
FYE 11/30/2000               $150              $123.98      $68.69
FYE 12/29/2000               $139.15           $120.8       $65.17

--------
(1) The effective date of our initial public offering was August 2, 2000. For purposes of this presentation, we have assumed that our initial public offering price of $15.00 would have been the closing sales price on August 1, 2000, the day prior to commencement of trading.

(2) Assumes that $100.00 was invested August 2, 2000 in our common stock at the initial public offering price of $15.00 and at the closing sales price for each index, and that all dividends were reinvested. No dividends have been declared on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder performance.

                         TRANSACTION OF OTHER BUSINESS

   As of the date of this Proxy Statement, our board of directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting that will come before the meeting. Should any other matters arise requiring the vote of shareholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                          FUTURE SHAREHOLDER PROPOSALS

   We provide all shareholders with the opportunity, under certain circumstances, to participate in our governance by submitting proposals that they believe merit consideration at the next annual meeting of shareholders, which currently is expected to be held in May 2002. To enable our management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in our proxy statement for the next annual meeting of shareholders, any such proposal should be submitted to us no later than December 1, 2001, to the attention of our Secretary, at our principal office appearing on the front page of this proxy statement. Shareholders may also submit the names of individuals who they wish to be considered by our board of directors as nominees for directors. If any proposals are submitted by a shareholder for the next annual meeting and are received by us after February 13, 2002, these shareholder proposals will not be presented in the proxy materials to be delivered in connection with the next annual meeting and, if the matters are brought up at the meeting, the persons named in the form of proxy for that annual meeting will be allowed to use their discretionary authority with respect to voting on such shareholder matters.

   Please vote over the Internet or by telephone or return your signed proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

                             AVAILABLE INFORMATION

   We are required to file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read our filings with the Securities and Exchange Commission over the internet at the SEC's website at www.sec.gov. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office located at 7 World Trade Center, 13th Floor, New York, NY 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings at the Nasdaq National Market you should call (212) 656-5060.

                                          By Order of the Board of Directors of

                                          California Pizza Kitchen, Inc.

                                          /s/ H.G. Carrington, Jr.
                                          -------------------------------------
                                          H.G. Carrington, Jr.
                                          Executive Vice President and Chief
                                           Financial Officer

                                          March 30, 2001

                                  APPENDIX "A"

                            AUDIT COMMITTEE CHARTER
                                       of
                         CALIFORNIA PIZZA KITCHEN, INC.
                            a California corporation

Introduction

   The executive management of California Pizza Kitchen, Inc. (the "Corporation") is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. The Board of Directors of the Corporation (the "Board") has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Corporation has established, through its bylaws, an Audit Committee (the "Committee") whose authority and responsibilities are described by this Charter.

Purpose

   This Charter is created in order to define the Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Committee members, management, external auditors and, once hired, the internal auditor, a clear understanding of their respective roles. The Committee and the Board will review and assess the adequacy of this Charter annually.

Mission Statement

   Oversight of the (i) financial reporting process, the system of internal controls and the audit process, and (ii) independent auditors. In carrying out this purpose, the Committee will maintain and facilitate free and open communication between directors, the independent auditors, the internal auditor (when applicable), and the financial management of the Corporation.

General Guidelines

 Size, Composition and Term of Appointment

   The Committee shall consist of no fewer than three directors each of who are independent of management and the Corporation. Each member shall be financially literate and at least one member shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Financial Accounting Standards Board ("FASB"), Securities and Exchange Commission ("SEC"), and the National Association of Securities Dealers ("NASD") or other regulatory body. The Board shall appoint the Committee's Chairperson and members annually.

 Meetings

   The Committee will meet twice during each year, and special meetings may be called when circumstances require.

 Oversight by the Board

   The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

   The Board will determine annually that the Committee's members are independent, as defined by the relevant rules promulgated by FASB, the SEC and the NASD, and that the Committee has fulfilled its duties and responsibilities.

 Authority

   The Committee derives its authority from the Bylaws of the Corporation and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities.

   The Committee acts on the Board's behalf in the matters outlined below.

 External Auditors

   The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent public accountants, or to nominate the independent public accountants to be proposed for shareholder approval in the proxy statement. The Committee will consider management's recommendations regarding independent public accountants. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

   The Committee will ensure that the independent public accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with the Independence Standards Board Standard No. 1. The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants. The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

   The Committee will review with management and the independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

   The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

   The Committee will review with management and the independent public accountants the Company's compliance with laws and regulations having to do with accounting and financial matters.

   The Committee and the Board should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

 Financial Statements

   The Committee will review with management and the independent public accountants, the Company's year-end financial statements, including management's discussion and analysis, and audit findings (including any significant suggestions for improvements provided to management by the internal auditor, if any, and the independent public accountants). Such review will include a discussion of significant adjustments recorded or adjustments passed and will conform to the requirements of SAS 61. Following such review, the Committee will recommend to the Board whether the audited financial statements should be included in the Corporation's annual report on Form 10-K.

   The Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

   The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

   The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

   The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Company's financial statements and significant judgments affecting the financial statements; and the independent public accountants' view of the quality of those principles and such judgments.

 Private Discussions with Independent Public Accountants

   The Committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel and the internal audit staff.

   The Committee will also discuss privately with the independent public accountants any issues required from time to time by rules of the SEC, FASB and NASD.

 Post-Audit Review

   The Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

   The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

 Litigation

   The Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

 Other

   The Committee will oversee hiring of an internal auditor and oversee implementation of the internal audit function of the Corporation.

   The Committee will initiate the investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

   The Committee will prepare a report for inclusion in the Corporation's proxy statement for its annual meeting of shareholders describing the activities in which it has engaged during the prior year pursuant to its charter. The report will address all issues then required by the rules of the SEC.

                                 APPENDIX "B"

                        CALIFORNIA PIZZA KITCHEN, INC.

                      AMENDED AND RESTATED (AS PROPOSED)

                 1998 STOCK-BASED INCENTIVE COMPENSATION PLAN
                 --------------------------------------------


          1.   Purpose of the Plan
               -------------------

          The purpose of the Plan is to assist the Company (as defined below) in rewarding, attracting and retaining valued employees, directors and independent contractors by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees, directors and independent contractors.

          2.   Definitions
               -----------

               2.1  "Award" means an award of Options under the Plan.

               2.2  "Board" means the Board of Directors of the Company.

               2.3 "Code" means the Internal Revenue Code of 1986, as amended.

               2.4 "Committee" means the Compensation Committee of the Board as constituted by the Board. After the Company becomes Publicly Traded, the Committee shall have at least two members and each member of the Committee shall be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and, to the extent necessary to cause Awards under the Plan to qualify as "qualified performance-based compensation" within the meaning of Treas. Reg. (S)1.162-27(e), an outside director within the meaning of Section 162(m) of the Code and the regulations thereunder.

               2.5 "Common Stock" means the Class A Common Stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 7.

               2.6 "Company" means California Pizza Kitchen, Inc., a California corporation, or any successor corporation.

               2.7  "Director" means a member of the Board.

               2.8 "Disability" shall, with respect to any Holder who is an Employee or a Director, have the meaning set forth in the Holder's Option Agreement or, if not defined therein, shall mean the inability of such Holder to perform a major part of the duties performed by him or her as an employee or Director of the Company immediately prior to inception of the disability, because of illness, accident or injury, for a period of 13 consecutive weeks or for a cumulative period of 20 weeks in any 12 month period.

               2.9 "Employee" means an officer or other employee of the Company or a majority-owned subsidiary of the Company, including a director who is such an employee.

               2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               2.11 "Fair Market Value" means, on any given date, the fair market value per share of Common Stock, as determined by the Committee in good faith, but in any event, after December 31, 1998, within the range of the fair market value per share of Common Stock as determined by the most recent annual appraisal of the fair market value of the Common Stock conducted by an independent third party appraiser selected by the Board. In determining the Option Price for an Incentive Stock Option, the Fair Market Value per share of Common Stock shall be determined in accordance with Section 422 of the Code and the regulations thereunder. Notwithstanding the foregoing, after the Company becomes Publicly Traded, the Fair Market Value shall mean the last sales price regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national or international securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national or international securities exchange but are designated as national market system securities by the National Association of Securities Dealers, Inc. ("NASD"), the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the NASD Automated Quotation National Market System, or if the shares of Common Stock are not so designated as national market system securities, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD or similar organization if the NASD is no longer reporting such information.

               2.12 "Holder" means an Employee, Director or Independent Contractor to whom an Award is made.

               2.13 "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Option Agreement.

               2.14 "Independent Contractor" means an individual other than an Employee who performs services for the Company or a Director who performs services for the Company.

               2.15 "Non-Qualified Stock Option" means an Option not intended to be an Incentive Stock Option and designated as a Non-Qualified Stock Option in the applicable Option Agreement.

               2.16 "Option" means any stock option granted from time to time under Section 6 of the Plan.

               2.17 "Option Agreement" has the meaning set forth in Section 6.1 of the Plan.

               2.18 "Option Price" means the per share price at which a share of Common Stock may be purchased upon exercise of an Option in accordance with
Section 6.2 of the Plan, as it may be adjusted pursuant to Section 7 of the Plan.

               2.19 "Option Share" mean any share of Common Stock purchased upon the exercise of an Option.

               2.20 "Plan" means the California Pizza Kitchen, Inc. 1998 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

               2.21 "Publicly Traded" means the Company is required to register shares of any class of common equity under Section 12 of the Exchange Act.

               2.22 "Retirement" means retirement from the active employment of the Company pursuant to the normal retirement policies of the Company.

               2.23 "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of which the Company has a 50% or greater, direct or indirect, ownership.

          3.  Eligibility
              -----------

          Any Employee, Director or Independent Contractor is eligible to receive an Award; provided, however, only an Employee is eligible to receive an Incentive Stock Option.

          4.   Administration and Implementation of Plan
               -----------------------------------------

               4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees, Directors and Independent Contractors to whom Awards will be granted, to make such grants, and to determine the type and amount of Awards to be granted to each such Employee, Director or Independent Contractor, the time of such Awards, the terms and conditions of such Awards and the terms of the Option Agreements which will be entered into with Holders (which shall not be inconsistent with the terms of this Plan). The Committee shall have full and final authority in its sole discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application and to make all other determinations necessary or advisable for the administration of the Plan.

               4.2 The Committee's powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash; to what extent and under what circumstances an Award is made; and to determine the effect, if any, of a change in control of the Company upon outstanding Awards (subject to any applicable provisions of Section 6.10); and to grant Awards (other than Incentive Stock Options) that are transferable by the Holder.

               4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.

          5.   Shares of Stock Subject to the Plan
               -----------------------------------

               5.1 Subject to adjustment as provided in Section 7, the total number of shares of Common Stock available for Awards under the Plan shall be 3,500,000 shares. After the Company becomes Publicly Traded, no individual may receive Awards with respect to more than 600,000 shares of Common Stock in any year under the Plan.

               5.2 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

          6.   Options
               -------

          Options give an Employee, a Director or an Independent Contractor the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a specified price. The grant of Options shall be subject to the following terms and conditions:

               6.1 Option Grants: Options shall be granted to an Employee, Director or Independent Contractor at the time and in the amount determined by the Committee. Options shall be evidenced by written Option Agreements ("Option Agreements"). Such agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

               6.2 Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee. In the case of any Incentive Stock Option, the Option Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

               6.3 Term of Options: The Option Agreements shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

                    6.3.1 Vesting. At the discretion of the Committee, Options granted under the Plan may be subject to a vesting schedule set forth in the Option Agreement, under which such Options cannot be exercised until they are vested. The restrictions or conditions with respect to the time and method of vesting of Options and which Awards shall be subject to vesting shall be as prescribed by the Committee.

               6.4 Incentive Stock Options: Each provision of the Plan and each Option Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded. In no event may a Holder be granted an Incentive Stock Option which does not comply with such grant and the limitations under Section 422(d) of the Code. Without limiting the foregoing, the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by an Optionee in any one calendar year under the Plan shall not exceed $100,000.

               6.5 Restrictions on Transferability: Except as expressly provided otherwise in an Option Agreement for any Option granted under this Plan, no Holder shall sell, assign, transfer, give, donate, pledge, hypothecate or dispose of all or any part of an Option or Option Shares, or any right or interest therein; provided, however, that, except as provided in the following sentence, (a) a Holder may sell Options or Option Shares pursuant to an Approved Sale in accordance with Section 6.10, if applicable, (b) a Holder may sell Option Shares to the Company or its designee on terms set forth in the Option Agreement, if applicable, (c) upon the death of the Holder, a Holder may transfer Options or Option Shares by will or laws of descent and distribution, and (d) a Holder may sell or otherwise transfer Options or Option Shares in any other manner expressly provided for in the Holder's Option Agreement (and subject to the terms thereof) or as determined by the Committee. Notwithstanding the foregoing, no Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Any transferee of an Option or Option Shares shall, in all cases, be subject to the provisions of the Option Agreement between the Company and the Holder, as well as the provisions of this Plan. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 6. In the event any Option Shares become subject to any involuntary sale or transfer process or proceedings, the Holder shall give prompt written notice thereof to the Company.

               6.6 Payment of Option Price and Taxes: (a) The Option Price, or, where applicable, a portion thereof, shall be paid in full in cash or by certified or bank cashier's check payable to the Company, or, subject to the approval of the Committee and where provided in the applicable Option Agreement:
(i) by surrendering shares of the Company's Common Stock that have been owned by the Holder for at least six months and that have an aggregate Fair Market Value equal to the aggregate Option Price, (ii) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price or delivery of irrevocable instructions to a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price, (iii) payment of such other lawful consideration as the Committee may determine, or (iv) any combination of the foregoing.

                    (b) Any taxes required to be withheld by the Company upon exercise of an Option shall be paid in full in cash or by certified or bank cashier's check payable to the Company, or, subject to the approval of the Committee (and subject to such rules as the Committee may adopt, including as to the amount to be withheld) and where provided in the applicable Option Agreement, by having the Company retain the number of Option Shares whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

               6.7 Termination by Death: If a Holder dies, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death or an such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder's transferee or by the Holder's legal representative for (a) a period of three months from the date of death, (b) until the expiration of the stated term of the Option, or (c) in the event of death following termination, until the expiration of the period provided for under Section 6.8, whichever period is shortest.

               6.8 Termination by Reason of Retirement or Disability: If a Holder's employment by the Company terminates by reason of Disability or Retirement, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of two months from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. This Section 6.8 shall not apply to any Option held by an Independent Contractor.

               6.9 Other Termination: Unexercisable Options: Unless provided otherwise in the applicable Option Agreement or determined otherwise by the Committee, if a Holder's employment by the Company terminates for any reason other than death, Disability or Retirement (including if a Holder is terminated with cause), all unexercised Options, to the extent they were exercisable at the time of termination, shall immediately terminate on the date of,the Holders' termination. Unless provided otherwise in the applicable Option Agreement or determined otherwise by the Committee, all unexercised Options that are unexercisable at the time of the Holder's termination shall immediately terminate on the date of the Holder's termination. This Section 6.9 shall not apply to any Option held by an Independent Contractor.

               6.10 Approved Sale of the Company:

                    Except as expressly provided otherwise in an Option Agreement for any Option granted under this Plan, the following provisions dealing with the applicable Holder's obligations with respect to both Options and Option Shares shall apply when there is an Approved Sale, as defined below:

                    If Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS") (so long as BRS and its affiliates, officers, directors and employees beneficially own (as determined.under Rule 13d-3 of the Exchange Act) in the aggregate at least 40% of the outstanding common stock of the Company) approves the sale of the Company (whether by merger, consolidation, sale of all or substantially all of the assets or outstanding shares of capital stock or otherwise (an "Approved Sale")) to an unaffiliated person or entity, each Holder shall consent to, vote for and raise no objections to, and waive any dissenters' or appraisal rights with respect to, the Approved Sale, and if the Approved Sale is structured as a sale of stock, shall agree to sell or, at BRS's option, exchange (i) all shares of capital stock of the Company held by such Holder, including Option Shares, and (ii) any securities convertible into or exchangeable for, or options, warrants or rights to purchase, such capital stock, including Options, on the terms and conditions approved by BRS. Each Holder shall take all action which is necessary or in the judgment of BRS advisable to facilitate or consummate an Approved Sale. The obligations of a Holder with respect to an Approved Sale of the Company are subject to the satisfaction of the following: (i) upon the consummation of the Approved Sale, either all of the holders of a given class of equity security will receive the same form and amount of consideration per share of such security, or if any such holder is given an option as to the form and amount of consideration to be received, each Holder will be given the same option, and (ii) the terms of sale shall not include any indemnification, guaranty or a similar undertaking of a Holder (other than undertakings in respect of continued employment) that is not made or given pro rata with other Holders on the basis of share ownership. Each Holder hereby agrees to vote his or her shares of capital stock of the Company that are entitled to vote to effectuate the provisions and intentions of this Section 6.10.

               6.11 Repurchase Rights of Company: The Committee shall have the authority to include provisions in any Option Agreement permitting the Company to repurchase Option Shares from any person holding such shares upon or as a result of the termination of the Holder's employment with the Company on such terms as the Committee shall deem appropriate.

          7.  Adjustments upon Changes in Capitalization.
              ------------------------------------------

          Subject to Section 6.10, if applicable, in the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares available for Awards under the Plan and any adjustments to an outstanding Award, including without limitation the number of shares subject to and the Option Price for the Award, as it determines appropriate.

          8.  Effective Date, Termination and Amendment.
              -----------------------------------------

          The Plan shall become effective on February 5, 1998, subject to the Company's shareholders approving the Plan within 12 months of the Board's adoption of the Plan in accordance with Section 422 of the Code. The Plan shall remain in full force and effect until the earlier of 10 years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, subject to applicable law and regulation.

          Termination of the Plan pursuant to this Section 8 shall not affect Awards outstanding under the Plan at the time of termination.

          9.  General Provisions
              ------------------

              9.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, nor interfere in any way with the right of the Company to terminate the employment of any Employee at any time.

              9.2 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. The Committee shall have the authority to cause the Company to make whole a Holder for all or any portion of the federal, state, local or foreign taxes required to be paid in connection with the exercise of an Option; provided, however, that any such reimbursement obligation shall be expressly stated in the Option Agreement.

              9.3 To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws of the State of California (or such other state law as may correspond to the Company's state of incorporation) and construed accordingly.

              9.4 Only whole shares of Common Stock shall be issuable upon exercise of the Options. An Option may be exercised only for a whole number of Option Shares unless the Option is exercised in its entirety and such entirety includes a fractional Option Share. Any right to a fractional Option Share shall be satisfied in cash. Upon receipt of payment of the Option Price and any withholding taxes payable to the Company pursuant to Section 6.6(b), the Company shall deliver a certificate for the number of whole Option Shares and a check for the Fair Market Value on the date of exercise of the fractional Option Share to which the Holder exercising the Option is entitled. The Option Shares shall be subject to restrictions on transfer pursuant to applicable securities laws and shall bear a legend subjecting the Option Shares to those restrictions on transfer in accordance with the Option Agreements. The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under the applicable Option Agreement or any other applicable law, regulation or agreement.

              9.5 The Company shall not be obligated to deliver any certificates for Option Shares until such Option Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed or until there has been compliance with such laws or regulations as the Company may deem applicable. The Company shall use its reasonable efforts to effect such compliance and, if necessary, such listing.

               9.6 The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of the Option Shares is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of the Option Shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

               9.7 The Holder shall have no rights as a shareholder with respect to an Award unless and until legended certificates for the Option Shares are issued.

               9.8 The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required to any such amendment.

               9.9 This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan.

                                 FORM OF PROXY
                         CALIFORNIA PIZZA KITCHEN, INC.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on May 1, 2001 and appoints Frederick R. Hipp and H.G. Carrington, Jr., or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $.01 par value per share, of California Pizza Kitchen, Inc. owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Shareholders of California Pizza Kitchen, Inc. to be held on May 1, 2001 at 10:00 AM, at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 and any adjournments or postponements thereof for the following purposes:

PROPOSAL 1.  Election Of Directors Of California Pizza Kitchen, Inc.

FOR ALL NOMINEES    [_]               WITHHOLD ALL NOMINEES  [_]

Bruce C. Bruckmann                        Larry S. Flax

Brian P. Friedman                         Frederick R. Hipp

Charles G. Phillips                       Richard L. Rosenfield

Harold O. Rosser                          Fortunato N. Valenti

Instructions: To withhold authority to vote for any individual nominee, place an X in the box marked "FOR ALL NOMINEES" and strike a line through the nominee's name listed above. By placing a line through any nominee you are giving instruction not to vote for that nominee.

PROPOSAL 2.  Approval Of Amendment To 1998 Stock-Based Incentive Compensation
             Plan

             FOR    [_]             AGAINST   [_]           ABSTAIN   [_]

PROPOSAL 3.  Ratification Of Appointment Of Ernst & Young LLP As Independent
             Auditors


             FOR    [_]             AGAINST   [_]           ABSTAIN   [_]

This proxy authorizes Frederick R. Hipp and H.G. Carrington, Jr. to vote at his discretion on any other matter that may properly come before the annual meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF EACH OF THE OTHER PROPOSALS.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALIFORNIA PIZZA KITCHEN, INC.

                                        Dated:______________, 2001


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature it held jointly

                                      1